UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Act of 1934
Date of Report (Date of Earliest Event Reported):
February 14, 2013

Commission file number: 001-33084
SUSSER HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	01-0864257
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
4525 Ayers Street Corpus Christi, Texas 78415 (Address of principal executive offices, including zip codes)
Registrant’s telephone number, including area code: (361) 884-2463
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors of Certain Officers: Election of Directors: Appointment of Certain Officers: Compensatory Arrangements of Certain Officers.
In accordance with Section 304 of the New York Stock Exchange Listed Company Manual, which requires that the classes of directors of listed companies be of approximately equal size and tenure, the board of directors of the Company (“Board”) determined to fill a vacancy among its Class II directors, and rebalance the members of the Board directors equally among its three classes, by accepting the resignation of Sam J. Susser as a Class III director and simultaneously reappointing him to fill a Class II vacancy. Prior to this action, the Board comprised three Class III directors, two Class I directors and one Class II director. Following this action, there are two directors in each class. As a Class III director, Mr. Susser's term would have ended at the 2015 annual meeting of shareholders, but will now end at the 2014 annual meeting of shareholders.
There are no arrangements or understandings between Sam J. Susser and any other persons pursuant to which Mr. Susser was selected as a director. Mr. Susser did not receive any additional cash or equity compensation in connection with his reappointment as a Class II director.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUSSER HOLDINGS CORPORATION

Date: February 20, 2013	By:	/s/ Mary E.Sullivan
	Name:	Mary E. Sullivan
	Title:	Executive Vice President and Chief Financial Officer